[2] Ookla’s analysis of Speedtest Intelligence data comparing March 2017 to March 2018 for all mobile results [1] after adjusting for hurricane and other non-recurring charges

368 61 378 385 44 53.6 53.7 54.0 54.6 54.6 4QFY16 1QFY17 2QFY17 3QFY17 4QFY17 Net Additions - In Thousands End of Period - In Millions The company had 44,000 net additions in the current quarter compared with 368,000 in the year- ago period and 385,000 in the prior quarter. Sprint ended the quarter with over 54.6 million connections, including 32.1 million postpaid, 9.0 million prepaid, and 13.5 million wholesale and affiliate connections.

Customer Metrics | 5

Postpaid net additions were 39,000 during the quarter compared to net losses of 118,000 in the year-ago period and net additions of 256,000 in the prior quarter. The year-over-year increase was primarily driven by higher other device net additions and fewer tablet net losses, while the sequential decrease was primarily driven by lower phone net additions and an increase in tablet net losses. The current quarter included 44,000 net migrations from prepaid to non-Sprint branded postpaid.



Postpaid Net Additions (Losses)
In Thousands
(118)
(39)
168
256
39
4QFY16
1QFY17
2QFY17
3QFY17
4QFY17



Postpaid Total Churn and Postpaid Phone Churn
1.75%
1.65%
1.72%
1.80%
1.78%
1.58%
1.50%
1.59%
1.71%
1.68%
4QFY16
1QFY17
2QFY17
3QFY17
4QFY17
Postpaid Phone Churn
Postpaid Total Churn

Postpaid phone churn of 1.68 percent compared to 1.58 percent in the year-ago period and 1.71 percent in the prior quarter. The year-over-increase was driven by the company's decision to selectively manage both higher ARPU customers and customers rolling off device commitments in order to maximize the net present value of the base. The sequential decrease was impacted by typical seasonality.

Postpaid total churn of 1.78 percent for the quarter compared to 1.75 percent in the year-ago period and 1.80 percent in the prior quarter. The year-over-year increase and sequential decrease were mostly impacted by changes in postpaid phone churn.

Sprint Quarterly Investor Update – Fiscal 4Q17

42 88 279 184 55 4QFY16 1QFY17 2QFY17 3QFY17 4QFY17 Postpaid Phone Net Additions In Thousands Postpaid phone net additions of 55,000 compared to net additions of 42,000 in the year-ago period and 184,000 in the prior quarter. Year- over-year, higher gross additions were partially offset by higher churn, while the sequential decrease was primarily driven by seasonally lower gross additions. The current quarter included 44,000 net migrations from prepaid to non-Sprint branded postpaid. Tablet and other device net losses of 16,000 in the quarter compared to net losses of 160,000 in the year-ago period and net additions of 72,000 in the prior quarter. The year-over-year increase was driven by sales of wearables, combined with lower tablet net losses. Sequentially, the decrease was driven by an increase in tablet net losses. The current quarter included 130,000 tablet net losses, compared to 170,000 in the year-ago period and 69,000 in the prior quarter. 26.1 26.2 26.4 26.6 26.8 5.5 5.3 5.3 5.3 5.3 31.6 31.5 31.7 31.9 32.1 4QFY16 1QFY17 2QFY17 3QFY17 4QFY17 Phones Tablets and Other DevicesPostpaid Connections In Millions

Customer Metrics | 7

Average postpaid connections per account of 2.85 at quarter end compared to 2.77 in the year-ago period and 2.83 in the prior quarter. The growth has been driven by higher phones per account, partially offset by tablet losses.


Average Postpaid Connections per Account
2.77
2.78
2.80
2.83
2.85
4QFY16
1QFY17
2QFY17
3QFY17
4QFY17


Prepaid Net Additions
In Thousands
195
35
95
63
170
4QFY16
1QFY17
2QFY17
3QFY17
4QFY17

Wholesale & affiliate net losses were 165,000 in the quarter compared to net additions of 291,000 in the year-ago period and net additions of 66,000 in the prior quarter. The year-over-year and sequential declines were primarily driven by lower connected device net additions, which generally have a lower ARPU than other wholesale & affiliate customers.

Prepaid net additions of 170,000 during the quarter compared to 195,000 in the year-ago period and 63,000 in the prior quarter. The year-over-year decrease was due to 44,000 net migrations from prepaid to non-Sprint branded postpaid. Sequentially, the improvement was mostly driven by higher gross additions and lower churn in the Boost brand.

Prepaid churn was 4.30 percent compared to 4.69 percent for the year-ago period and 4.63 percent for the prior quarter. The year-over-year and sequential improvement was mostly due to lower churn in the Boost brand.

Sprint Quarterly Investor Update – Fiscal 4Q17

Activations | 8

Activations

Retail activations were 6.1 million during the quarter compared to 6.0 million in the year-ago period and 7.3 million in the prior quarter. Year-over-year, the increase was driven by higher postpaid gross additions and phone upgrades, partially offset by lower prepaid upgrades. Sequentially, the decrease was primarily driven by seasonally lower postpaid gross additions and postpaid phone upgrades.


Retail Activations
In Millions
Postpaid
Prepaid
6.0
2.5
3.5
6.0
2.3
3.7
6.4
2.5
3.9
7.3
2.4
4.9
6.1
2.4
3.7
4QFY16
1QFY17
2QFY17
3QFY17
4QFY17


Postpaid Upgrades as a Percent of Total Postpaid Subscribers
6.1%
6.8%
6.7%
9.2%
6.4%
4QFY16
1QFY17
2QFY17
3QFY17
4QFY17

Postpaid upgrade rate was 6.4 percent during the quarter compared to 6.1 percent for the year-ago period and 9.2 percent for the prior quarter. The sequential decrease was due to seasonality.

Sprint Quarterly Investor Update – Fiscal 4Q17

Activations

| 9

Postpaid phone connections on unsubsidized service plans represented 80 percent of the base at the end of the quarter, compared to 74 percent in the year-ago period and 79 percent in the prior quarter.


Postpaid Phone Connections on Unsubsidized Service Plans
74%
76%
78%
79%
80%
4QFY16
1QFY17
2QFY17
3QFY17
4QFY17


Postpaid Device Financing
Total Financed Percentage of Activations
Phone Financed Percentage of Phone Activations
86%
89%
89%
89%
90%
82%
85%
85%
84%
84%
4QFY16
1QFY17
2QFY17
3QFY17
4QFY17

Postpaid carrier aggregation capable phones, which allow for higher download data speeds, were 93 percent of postpaid phones activated during the quarter, increasing the number of these phones within the phone base to 76 percent.

Postpaid device financing rate was 84 percent of postpaid activations for the quarter compared to 82 percent for the year-ago period and 84 percent in the prior quarter. At the end of the quarter, 47 percent of the postpaid connection base was active on a leasing agreement compared to 38 percent in the year-ago quarter and 45 percent in the prior quarter.

Postpaid phone financing rate was 90 percent of phone activations for the quarter compared to 86 percent for the year-ago period and 89 percent in the prior quarter.

Sprint Quarterly Investor Update – Fiscal 4Q17

Network | 10

Sprint is building a super-reliable, high-capacity mobile network that will deliver a great LTE experience and enable industry-leading 5G capabilities. The company's Next-Gen Network plan involves:

- Upgrading existing towers to leverage all three of the company's spectrum bands
- Building new macro cell sites
- Adding more small cells including mini-macros, strand mounts with cable operators and Sprint Magic Boxes
- Deploying 5G technologies such as Massive MIMO


5G

With more than 160 MHz of 2.5 GHz spectrum in the top 100 markets, Sprint is one of the only operators in the world with enough capacity to operate LTE and 5G simultaneously using Massive MIMO and huge channels of 100-200 MHz of licensed spectrum on the same radios. Sprint expects to launch the first mobile 5G network in the U.S. in the first half of 2019.

Sprint completed thousands of tri-band upgrades on macro sites, added thousands of outdoor small cells and deployed more than 200,000 Sprint Magic Boxes in fiscal year 2017. These deployments helped drive continued improvement in network quality, as seen in Ookla's Speedtest Intelligence data.

- Sprint saw a 36 percent year-over-year increase in its national average download speed, the largest increase of the top four national carriers.[1]
- Sprint is #1 for fastest average download speed in 100 cities, more than twice as many cities as last year and more than AT&T for the third consecutive quarter.[2]


Average Download Speed Change[1]
Mar '17 to Mar '18
13%
36%
32%
26%
AT&T
Sprint
T-Mobile
Verizon

[1] Based on Ookla's analysis of Speedtest Intelligence data comparing March 2017 to March 2018 for all mobile results.
[2] Based on Ookla's analysis of Speedtest Intelligence data from 1/1/18 to 3/31/18 for all mobile results when comparing cities where the top four national carriers rank.

Sprint Quarterly Investor Update – Fiscal 4Q17

Net operating revenues of $8.1 billion for the quarter declined $456 million year-over-year and $156 million sequentially. Both the year-over-year and sequential declines were driven by lower equipment sales and service revenue, partially offset by higher equipment rentals. $8.5 $8.2 $7.9 $8.2 $8.1 4QFY16 1QFY17 2QFY17 3QFY17 4QFY17 Net Operating Revenues Dollars In Billions $5.7 $5.7 $5.6 $5.6 $5.6 4QFY16 1QFY17 2QFY17 3QFY17 4QFY17 Wireless Service Revenue Dollars In Billions Wireless service revenue of $5.6 billion declined $171 million year-over- year and $46 million sequentially. The year-over-year reduction was impacted by lower postpaid phone ARPU, partially offset by growth in the postpaid phone customer base. Sequentially, wireless service revenue was relatively flat. Wireline revenues of $344 million for the quarter declined $136 million year-over-year and $49 million sequentially. The year-over-year and sequential declines were primarily driven by lower voice volumes, as the company continues to de-emphasize voice services. The year-over-year decline was also impacted by the annual process of resetting the intercompany rate, based on current market prices for voice and IP services sold to the wireless segment.

Financials | 12

Equipment sales of $1.1 billion decreased $500 million year-over-year and $181 million sequentially. The year-over-year decrease was mostly driven by a lower mix of installment billing sales. Sequentially, the decrease was mostly driven by seasonally lower postpaid sales volumes. Sales of used devices to third parties, which have a corresponding impact to cost of products expense and are relatively neutral to Adjusted EBITDA*, were in line with recent quarters.


Equipment Rentals
Dollars In Billions
$0.8
$0.9
$1.0
$1.0
$1.1
4QFY16
1QFY17
2QFY17
3QFY17
4QFY17

Equipment rentals, formerly referred to as lease revenue, of $1.1 billion increased $294 million year-over-year and $89 million sequentially. Both the year-over-year and sequential growth were driven by the growing number of leasing customers.

Postpaid Phone Average Billings Per User (ABPU)* of $68.51 for the quarter was relatively flat both year-over-year and sequentially. Year-over-year, higher equipment rentals associated with device financing offset a shift to lower priced rate plans.


Postpaid Phone Average Billings Per User
(ABPU)*
Service
Equipment
$68.66
$69.51
$68.95
$68.54
$68.51
4QFY16
1QFY17
2QFY17
3QFY17
4QFY17

Sprint Quarterly Investor Update – Fiscal 4Q17

$1.7 $1.7 $1.7 $1.7 $1.7 4QFY16 1QFY17 2QFY17 3QFY17 4QFY17 Cost of Services Dollars In Billions Cost of services (CoS) of $1.7 billion for the quarter decreased $75 million year-over-year and $72 million sequentially. Year-over-year, the decrease was driven by lower wireline and network expenses. Sequentially, cost of services were relatively flat after adjusting for non-recurring charges of $3 million related to hurricane expenses in the current quarter, as well as $51 million related to a regulatory fee matter and $30 million related to hurricane expenses in the prior quarter. $2.0 $1.9 $2.0 $2.1 $2.0 4QFY16 1QFY17 2QFY17 3QFY17 4QFY17 Selling, General, and Administrative Dollars In Billions Selling, general and administrative expenses (SG&A) of $2.0 billion for the quarter increased by $26 million year-over-year and decreased $80 million sequentially. Year-over-year, a decrease in bad debt expense was offset by increases in postpaid marketing and sales expenses. Sequentially, the decrease was driven by lower bad debt expense and seasonally lower sales expense. in the last four years in CoS and SG&A[1] Cost of equipment rentals, formerly referred to as loss on leased devices, of $146 million for the quarter increased $5 million year-over-year and $23 million sequentially.

Financials

| 14

Cost of equipment sales of $1.5 billion for the quarter decreased $493 million year-over-year and $186 million sequentially. The year-over-year decrease was primarily impacted by a lower mix of installment billing sales. The sequential decrease was primarily driven by seasonally lower postpaid sales volumes.



Cost of Equipment Sales
Dollars In Billions
$2.0
$1.5
$1.4
$1.7
$1.5
4QFY16
1QFY17
2QFY17
3QFY17
4QFY17



Depreciation and Amortization
Dollars In Billions
Network and Other
Equipment Rentals
Amortization
$2.1
$2.1
$2.1
$2.2
$2.3
$0.2
$0.2
$0.2
$0.2
$0.2
$0.9
$0.9
$0.9
$1.0
$1.1
$1.0
$1.0
$1.0
$1.0
$1.0
4QFY16
1QFY17
2QFY17
3QFY17
4QFY17

Depreciation and amortization expense of $2.3 billion for the quarter increased $149 million year-over-year and $86 million sequentially. Equipment rentals depreciation was $1.1 billion in the quarter, $911 million in the year-ago period, and $990 million in the prior quarter.

Sprint Quarterly Investor Update – Fiscal 4Q17

$0.5 $1.2 $0.6 $0.7 $0.2 4QFY16 1QFY17 2QFY17 3QFY17 4QFY17 Operating Income Dollars In Billions Operating income of $236 million compared to $470 million in the year- ago period and $727 million in the prior quarter. The current period included a $189 million loss from asset dispositions, and $77 million in severance, exit costs, and litigation settlements. The year-ago period included $100 million primarily related to severance and exit costs, litigation and other contingencies, and contract terminations. The prior quarter included $343 million in favorable settlements for patent infringement lawsuits net of legal fees, $66 million of hurricane-related impacts, a $51 million charge related to a regulatory fee matter, $32 million litigation and other contingencies expense, and $13 million in severance and exit costs. Adjusting for items in each period, operating income would have been relatively flat both year- over-year and sequentially. $2.7 $2.9 $2.7 $2.7 $2.8 4QFY16 1QFY17 2QFY17 3QFY17 4QFY17 Adjusted EBITDA* Dollars In Billions Adjusted EBITDA* was $2.8 billion for the quarter, compared to $2.7 billion in both the year-ago period and in the prior quarter. Both the year-over-year and sequential improvements were impacted by lower cost of equipment sales and cost of service expenses, partially offset by lower operating revenues. The sequential increase was also driven by lower selling, general and administrative expenses. Net income of $69 million for the quarter compared to a net loss of $283 million in the year-ago period and net income of $7.2 billion in the prior quarter. The prior quarter included approximately $7.1 billion of non-cash income tax benefit attributable to the re- measurement of the company’s deferred tax assets and liabilities due to changes in tax laws.

Financials | 16

Net cash provided by (used in) operating activities^ of $2.7 billion for the quarter compared to negative $523 million in the year-ago period and $2.7 billion in the prior quarter. Year-over-year, the increase was primarily driven by a modification of our accounts receivable facility in February 2017, as well as favorable working capital changes.


Net Cash Provided by (Used In) Operating Activities ^
Dollars In Billions
($0.5)
$1.9
$2.8
$2.7
$2.7
4QFY16
1QFY17
2QFY17
3QFY17
4QFY17

Adjusted free cash flow*^ of negative $240 million for the quarter compared to positive $80 million in the year-ago period and positive $397 million in the prior quarter. Year-over-year, the decrease was driven by higher capital spending on leased devices and lower net proceeds of financings related to receivables, and was partially offset by higher cash flows from operations. Sequentially, the decrease was driven by lower net proceeds of financings related to receivables and partially offset by lower capital spending on leased devices.


Adjusted Free Cash Flow *^
Dollars In Millions
$80
$368
$420
$397
($240)
4QFY16
1QFY17
2QFY17
3QFY17
4QFY17

Cash capital expenditures were $2.7 billion in the quarter compared to $1.6 billion in the year-ago period and $3.2 billion in the prior quarter. The year-over-year increase was driven by higher spending on leased devices as well as higher capital expenditures for network equipment. Sequentially, the decrease was driven by seasonally lower spending on leased devices. Leased device capital expenditures now include purchases in both direct and indirect channels.

^ The Company adopted ASU 2016-15, "Statement of Cash Flows (Topic 230): *Classification of Certain Cash Receipts and Cash Payments.* Certain prior period amounts have been reclassified or restated in accordance with the new standard.

Sprint Quarterly Investor Update – Fiscal 4Q17

2.7 9.0 1.8 1.2 0.3 0.4 Liquidity as of 03/31/18 Current Maturities Cash, Cash Equivalents, Short-Term Investments Revolver Receivables/Device Financing Vendor Financing Note Maturities Other ** Includes maturities due through March 2019. Liquidity and Debt Dollars In Billions $12.0 of General Purpose Liquidity $ 3.4 $ 12.4 Total general purpose liquidity was $12.0 billion at the end of the quarter, including $9.0 billion of cash, cash equivalents and short-term investments. Additionally, the company has approximately $427 million of availability under vendor financing agreements that can be used toward the purchase of 2.5GHz network equipment.

excluding leased devices $11.6-$12.1B including the impact of the new revenue recognition accounting standard

Results Tables | 19

Wireless Operating Statistics (Unaudited)

	Quarter To Date			Year To Date	
	3/31/18	12/31/17	3/31/17	3/31/18	3/31/17
Net additions (losses) (in thousands)					
Postpaid [(a)]	39	256	(118)	424	811
Postpaid phone [(a)]	55	184	42	606	930
Prepaid [(b)]	170	63	195	363	(1,020)
Wholesale and affiliate [(b)]	(165)	66	291	81	2,342
Total wireless net additions	**44**	**385**	**368**	**868**	**2,133**
End of period connections (in thousands)					
Postpaid [(a) (c) (d)]	32,119	31,942	31,576	32,119	31,576
Postpaid phone [(a) (c)]	26,813	26,616	26,079	26,813	26,079
Prepaid [(a) (b) (c) (e) (f) (g)]	8,989	8,997	8,688	8,989	8,688
Wholesale and affiliate [(b) (c) (f)]	13,517	13,642	13,375	13,517	13,375
Total end of period connections	**54,625**	**54,581**	**53,639**	**54,625**	**53,639**
Churn					
Postpaid	1.78%	1.80%	1.75%	1.74%	1.62%
Postpaid phone	1.68%	1.71%	1.58%	1.62%	1.48%
Prepaid [(f)]	4.30%	4.63%	4.69%	4.58%	5.38%
Supplemental data - connected devices					
End of period connections (in thousands)					
Retail postpaid	2,335	2,259	2,001	2,335	2,001
Wholesale and affiliate	11,162	11,272	10,880	11,162	10,880
Total	**13,497**	**13,531**	**12,881**	**13,497**	**12,881**
ARPU [(h)]					
Postpaid	$ 44.40	$ 45.13	$ 47.34	$ 45.70	$ 49.77
Postpaid phone	$ 50.44	$ 51.26	$ 54.10	$ 51.98	$ 57.09
Prepaid [(f)]	$ 37.15	$ 37.46	$ 38.48	$ 37.67	$ 34.46

NON-GAAP RECONCILIATION - ABPA* AND ABPU* (Unaudited)
(Millions, except accounts, connections, ABPA*, and ABPU*)

	Quarter To Date			Year To Date	
	3/31/18	12/31/17	3/31/17	3/31/18	3/31/17
ABPA*					
Postpaid service revenue	$ 4,270	$ 4,297	$ 4,493	$ 17,396	$ 18,677
Add: Installment plan and non-operating lease billings	368	379	343	1,512	1,172
Add: Equipment rentals	1,136	1,047	842	4,048	3,295
Total for postpaid connections	**$ 5,774**	**$ 5,723**	**$ 5,678**	**$ 22,956**	**$ 23,144**
Average postpaid accounts (in thousands)	11,259	11,193	11,405	11,260	11,378
Postpaid ABPA* [(i)]	$ 171.38	$ 170.39	$ 165.92	$ 169.99	$ 169.51

	Quarter To Date			Year To Date	
	3/31/18	12/31/17	3/31/17	3/31/18	3/31/17
Postpaid phone ABPU*					
Postpaid phone service revenue	$ 4,048	$ 4,069	$ 4,228	$ 16,463	$ 17,578
Add: Installment plan and non-operating lease billings	324	335	309	1,349	1,061
Add: Equipment rentals	1,126	1,037	829	4,003	3,240
Total for postpaid phone connections	**$ 5,498**	**$ 5,441**	**$ 5,366**	**$ 21,815**	**$ 21,879**
Postpaid average phone connections (in thousands)	26,754	26,461	26,053	26,394	25,659
Postpaid phone ABPU* [(j)]	$ 68.51	$ 68.54	$ 68.66	$ 68.88	$ 71.06

[(a)] During the three-month period ended March 31, 2018, a non-Sprint branded postpaid offering was introduced allowing prepaid customers to purchase a device under our installment billing program. As a result of the extension of credit, approximately 167,000 prepaid subscribers were migrated from the prepaid subscriber base into the postpaid subscriber base. In addition, net subscriber additions under the non-Sprint branded postpaid offering were 44,000 during the three-month period ended March 31, 2018.

[(b)] Sprint is no longer reporting Lifeline subscribers due to regulatory changes resulting in tighter program restrictions. We have excluded them from our customer base for all periods presented, including our Assurance Wireless prepaid brand and subscribers through our wholesale MVNOs.

[(c)] As part of the Shentel transaction, 186,000 and 92,000 subscribers were transferred from postpaid and prepaid, respectively, to affiliates, of which 18,000 prepaid subscribers were subsequently excluded from our customer base as a result of the Lifeline regulatory change as noted in (b) above. An additional 270,000 of nTelos' subscribers are now part of our affiliate relationship with Shentel and are being reported in wholesale and affiliate subscribers beginning with the quarter ended June 30, 2016. In addition, during the three-month period ended June 30, 2017, 17,000 and 4,000 subscribers were transferred from postpaid and prepaid, respectively, to affiliates and, during the three-month period ended March 31, 2018, 29,000 and 11,000 subscribers were transferred from postpaid and prepaid, respectively, to affiliates as a result of the transfer of additional subscribers to Shentel.

[(d)] During the three-month period ended June 30, 2017, 2,000 Wi-Fi connections were adjusted from the postpaid subscriber base.

[(e)] During the three-month period ended September 30, 2017, the Prepaid Data Share platform It's On was decommissioned as the Company continues to focus on higher value contribution offerings resulting in a 49,000 reduction to prepaid end of period subscribers.

[(f)] During the three-month period ended December 31, 2016, the Company aligned all prepaid brands, excluding Assurance Wireless but including prepaid affiliate subscribers, under one churn and retention program. As a result of this change, end of period prepaid and affiliate subscribers as of December 31, 2016 were reduced by 1,234,000 and 21,000, respectively.

[(g)] During the three-month period ended December 31, 2017, prepaid end of period subscribers increased by 169,000 in conjunction with the PRWireless HoldCo, LLC joint venture.

[(h)] ARPU is calculated by dividing service revenue by the sum of the monthly average number of connections in the applicable service category. Changes in average monthly service revenue reflect connections for either the postpaid or prepaid service category who change rate plans, the level of voice and data usage, the amount of service credits which are offered to connections, plus the net effect of average monthly revenue generated by new connections and deactivating connections. Postpaid phone ARPU represents revenues related to our postpaid phone connections.

[(i)] Postpaid ABPA* is calculated by dividing postpaid service revenue earned from postpaid customers plus billings from installment plans and non-operating leases, as well as equipment rentals, by the sum of the monthly average number of postpaid accounts during the period. Installment plan billings represent the substantial majority of the total billings in the table above for all periods presented.

[(j)] Postpaid phone ABPU* is calculated by dividing service revenue earned from postpaid phone customers plus billings from installment plans and non-operating leases, as well as equipment rentals, by the sum of the monthly average number of postpaid phone connections during the period. Installment plan billings represent the substantial majority of the total billings in the table above for all periods presented.

Sprint Quarterly Investor Update – Fiscal 4Q17

Wireless Device Financing Summary (Unaudited) (Millions, except sales, connections, and leased devices in property, plant and equipment) Quarter To Date 3/31/18 12/31/17 3/31/17 3/31/18 3/31/17 Postpaid activations (in thousands) 3,737 4,874 3,471 16,196 15,298 Postpaid activations financed 84% 84% 82% 85% 76% Postpaid activations - operating leases 70% 72% 42% 67% 42% Installment plans Installment sales financed 214$ 276$ 696$ 1,311$ 2,884$ Installment billings 342$ 353$ 343$ 1,436$ 1,172$ Installment receivables, net 1,149$ 1,383$ 1,764$ 1,149$ 1,764$ Equipment rentals and depreciation - equipment rentals Equipment rentals 1,136$ 1,047$ 842$ 4,048$ 3,295$ Depreciation - equipment rentals 1,060$ 990$ 911$ 3,792$ 3,116$ Leased device additions Cash paid for capital expenditures - leased devices 1,928$ 2,468$ 1,080$ 7,461$ 4,976$ Leased devices Leased devices in property, plant and equipment, net 6,012$ 5,683$ 4,162$ 6,012$ 4,162$ Leased device units Leased devices in property, plant and equipment (units in thousands) 14,543 14,002 11,888 14,543 11,888 Leased device and receivables financings net proceeds Proceeds -$ 1,125$ 100$ 2,679$ 1,155$ Repayments (555) (598) (414) (2,574) (1,069) Net (repayments) proceeds of financings related to devices and receivables (555)$ 527$ (314)$ 105$ 86$ 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78 79 80 81 82 83 84 85 86 87 Year To Date

Results Tables | 21

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Millions, except per share data)

	Quarter To Date			Year To Date	
	3/31/18	12/31/17	3/31/17	3/31/18	3/31/17
Net operating revenues					
Service revenue	$ 5,866	$ 5,930	$ 6,116	$ 23,834	$ 25,368
Equipment sales	1,081	1,262	1,581	4,524	4,684
Equipment rentals	1,136	1,047	842	4,048	3,295
Total net operating revenues	**8,083**	**8,239**	**8,539**	**32,406**	**33,347**
Net operating expenses					
Cost of services (exclusive of depreciation and amortization below)	1,661	1,733	1,736	6,801	7,861
Cost of equipment sales	1,487	1,673	1,980	6,109	6,583
Cost of equipment rentals (exclusive of depreciation below)	146	123	141	493	975
Selling, general and administrative	2,028	2,108	2,002	8,087	7,994
Depreciation - network and other	1,015	987	960	3,976	3,982
Depreciation - equipment rentals	1,060	990	911	3,792	3,116
Amortization	184	196	239	812	1,052
Other, net	266	(298)	100	(391)	20
Total net operating expenses	7,847	7,512	8,069	29,679	31,583
Operating income	**236**	**727**	**470**	**2,727**	**1,764**
Interest expense	(576)	(581)	(631)	(2,365)	(2,495)
Other (expense) income, net	(9)	(42)	27	(59)	(40)
(Loss) income before income taxes	**(349)**	**104**	**(134)**	**303**	**(771)**
Income tax benefit (expense)	412	7,052	(149)	7,074	(435)
Net income (loss)	**63**	**7,156**	**(283)**	**7,377**	**(1,206)**
Less: Net loss attributable to noncontrolling interests	6	6	-	12	-
Net income (loss) attributable to Sprint Corporation	**$ 69**	**$ 7,162**	**$ (283)**	**$ 7,389**	**$ (1,206)**
Basic net income (loss) per common share	**$ 0.02**	**$ 1.79**	**$ (0.07)**	**$ 1.85**	**$ (0.30)**
Diluted net income (loss) per common share	**$ 0.02**	**$ 1.76**	**$ (0.07)**	**$ 1.81**	**$ (0.30)**
Weighted average common shares outstanding	4,004	4,001	3,988	3,999	3,981
Diluted weighted average common shares outstanding	4,055	4,061	3,988	4,078	3,981
Effective tax rate	**118.1%**	**-6,780.8%**	**-111.2%**	**-2,334.7%**	**-56.4%**

NON-GAAP RECONCILIATION - NET INCOME (LOSS) TO ADJUSTED EBITDA* (Unaudited)
(Millions)

	Quarter To Date			Year To Date	
	3/31/18	12/31/17	3/31/17	3/31/18	3/31/17
Net income (loss)	**$ 63**	**$ 7,156**	**$ (283)**	**$ 7,377**	**$ (1,206)**
Income tax (benefit) expense	(412)	(7,052)	149	(7,074)	435
(Loss) income before income taxes	**(349)**	**104**	**(134)**	**303**	**(771)**
Other expense (income), net	9	42	(27)	59	40
Interest expense	576	581	631	2,365	2,495
Operating income	**236**	**727**	**470**	**2,727**	**1,764**
Depreciation - network and other	1,015	987	960	3,976	3,982
Depreciation - equipment rentals	1,060	990	911	3,792	3,116
Amortization	184	196	239	812	1,052
EBITDA* (1)	**2,495**	**2,900**	**2,580**	**11,307**	**9,914**
Loss (gain) from asset dispositions, exchanges, and other, net (2)	189	-	-	(115)	(326)
Severance and exit costs (3)	67	13	36	80	66
Contract terminations (4)	-	-	27	(5)	140
Litigation and other contingencies (5)	10	(260)	37	(305)	140
Hurricanes (6)	7	66	-	107	-
Adjusted EBITDA* (1)	**$ 2,768**	**$ 2,719**	**$ 2,680**	**$ 11,069**	**$ 9,934**
Adjusted EBITDA margin*	**47.2%**	**45.9%**	**43.8%**	**46.4%**	**39.2%**
Selected items:					
Cash paid for capital expenditures - network and other	$ 780	$ 696	$ 529	$ 3,319	$ 1,950
Cash paid for capital expenditures - leased devices	$ 1,928	$ 2,468	$ 1,080	$ 7,461	$ 4,976

Sprint Quarterly Investor Update – Fiscal 4Q17

WIRELESS STATEMENTS OF OPERATIONS (Unaudited) (Millions) 3/31/18 12/31/17 3/31/17 3/31/18 3/31/17 Net operating revenues Service revenue Postpaid 4,270$ 4,297$ 4,493$ 17,396$ 18,677$ Prepaid (7) 989 993 982 3,971 4,078 Wholesale, affiliate and other (7) 314 329 269 1,198 1,053 Total service revenue 5,573 5,619 5,744 22,565 23,808 Equipment sales 1,081 1,262 1,581 4,524 4,684 Equipment rentals 1,136 1,047 842 4,048 3,295 Total net operating revenues 7,790 7,928 8,167 31,137 31,787 Net operating expenses Cost of services (exclusive of depreciation and amortization below) 1,401 1,466 1,448 5,701 6,674 Cost of equipment sales 1,487 1,673 1,980 6,109 6,583 Cost of equipment rentals (exclusive of depreciation below) 146 123 141 493 975 Selling, general and administrative 1,947 2,024 1,944 7,782 7,741 Depreciation - network and other 968 931 911 3,768 3,779 Depreciation - equipment rentals 1,060 990 911 3,792 3,116 Amortization 184 196 239 812 1,052 Other, net 258 16 91 (35) (1) Total net operating expenses 7,451 7,419 7,665 28,422 29,919 Operating income 339$ 509$ 502$ 2,715$ 1,868$ WIRELESS NON-GAAP RECONCILIATION (Unaudited) (Millions) 3/31/18 12/31/17 3/31/17 3/31/18 3/31/17 Operating income 339$ 509$ 502$ 2,715$ 1,868$ Loss (gain) from asset dispositions, exchanges, and other, net (2) 189 - - (115) (326) Severance and exit costs (3) 59 4 27 58 45 Contract terminations (4) - - 27 (5) 140 Litigation and other contingencies (5) 10 63 37 73 140 Hurricanes (6) 7 66 - 107 - Depreciation - network and other 968 931 911 3,768 3,779 Depreciation - equipment rentals 1,060 990 911 3,792 3,116 Amortization 184 196 239 812 1,052 Adjusted EBITDA* (1) 2,816$ 2,759$ 2,654$ 11,205$ 9,814$ Adjusted EBITDA margin* 50.5% 49.1% 46.2% 49.7% 41.2% Selected items: Cash paid for capital expenditures - network and other 681$ 565$ 468$ 2,760$ 1,591$ Cash paid for capital expenditures - leased devices 1,928$ 2,468$ 1,080$ 7,461$ 4,976$ 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78 79 80 81 82 83 84 85 86 87 Quarter To Date Year To Date Quarter To Date Year To Date

WIRELINE STATEMENTS OF OPERATIONS (Unaudited) (Millions) 3/31/18 12/31/17 3/31/17 3/31/18 3/31/17 Net operating revenues 344 393 480 1,579 2,043 Net operating expenses Cost of services (exclusive of depreciation and amortization below) 316 352 402 1,427 1,686 Selling, general and administrative 76 71 49 270 238 Depreciation and amortization 50 55 47 205 195 Other, net 9 (314) 8 (300) 21 Total net operating expenses 451 164 506 1,602 2,140 Operating (loss) income (107)$ 229$ (26)$ (23)$ (97)$ WIRELINE NON-GAAP RECONCILIATION (Unaudited) (Millions) 3/31/18 12/31/17 3/31/17 3/31/18 3/31/17 Operating (loss) income (107)$ 229$ (26)$ (23)$ (97)$ Loss from asset dispositions, exchanges, and other, net (2) 1 - - 1 - Severance and exit costs (3) 8 9 8 22 21 Litigation and other contingencies (5) - (323) - (323) - Depreciation and amortization 50 55 47 205 195 Adjusted EBITDA* (48)$ (30)$ 29$ (118)$ 119$ Adjusted EBITDA margin* -14.0% -7.6% 6.0% -7.5% 5.8% Selected items: Cash paid for capital expenditures - network and other 34$ 30$ 19$ 166$ 94$ 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78 79 80 81 82 83 84 85 86 87 Quarter To Date Year To Date Quarter To Date Year To Date

CONDENSED CONSOLIDATED CASH FLOW INFORMATION (Unaudited) (Millions) 3/31/18 3/31/17 Operating activities Net income (loss) 7,377$ (1,206)$ Depreciation and amortization 8,580 8,150 Provision for losses on accounts receivable 362 555 Share-based and long-term incentive compensation expense 182 93 Deferred income tax (benefit) expense (7,119) 433 Gains from asset dispositions and exchanges (479) (354) Loss on early extinguishment of debt 65 - Amortization of long-term debt premiums, net (158) (302) Loss on disposal of property, plant and equipment 868 509 Contract terminations (5) 111 Deferred purchase price from sale of receivables (1,140) (10,498) Other changes in assets and liabilities: Accounts and notes receivable 83 (1,017) Inventories and other current assets 705 457 Accounts payable and other current liabilities 57 (365) Non-current assets and liabilities, net 271 (308) Other, net 413 452 Net cash provided by (used in) operating activities 10,062 (3,290) Investing activities Capital expenditures - network and other (3,319) (1,950) Capital expenditures - leased devices (7,461) (4,976) Expenditures relating to FCC licenses (115) (83) Change in short-term investments, net 3,090 (5,444) Proceeds from sales of assets and FCC licenses 527 219 Proceeds from deferred purchase price from sale of receivables 1,140 10,498 Other, net 3 41 Net cash used in investing activities (6,135) (1,695) Financing activities Proceeds from debt and financings 8,529 10,966 Repayments of debt, financing and capital lease obligations (8,518) (5,417) Debt financing costs (93) (358) Call premiums paid on debt redemptions (131) - Other, net 3 95 Net cash (used in) provided by financing activities (210) 5,286 Net increase in cash, cash equivalents and restricted cash 3,717 301 Cash, cash equivalents and restricted cash, beginning of period 2,942 2,641 Cash, cash equivalents and restricted cash, end of period 6,659$ 2,942$ RECONCILIATION TO CONSOLIDATED FREE CASH FLOW* (NON-GAAP) (Unaudited) (Millions) 3/31/18 12/31/17 3/31/17 3/31/18 3/31/17 Net cash provided by (used in) operating activities 2,653$ 2,683$ (523)$ 10,062$ (3,290)$ Capital expenditures - network and other (780) (696) (529) (3,319) (1,950) Capital expenditures - leased devices (1,928) (2,468) (1,080) (7,461) (4,976) Expenditures relating to FCC licenses, net (23) (73) (37) (115) (83) Proceeds from sales of assets and FCC licenses 160 149 93 527 219 Proceeds from deferred purchase price from sale of receivables 231 269 2,476 1,140 10,498 Other investing activities, net 2 6 (6) 6 103 Free cash flow* 315$ (130)$ 394$ 840$ 521$ Net (repayments) proceeds of financings related to devices and receivables (555) 527 (314) 105 86 Adjusted free cash flow* (240)$ 397$ 80$ 945$ 607$ Year To Date Quarter To Date Year To Date

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Millions) 3/31/18 3/31/17 ASSETS Current assets Cash and cash equivalents 6,610$ 2,870$ Short-term investments 2,354 5,444 Accounts and notes receivable, net 3,711 4,138 Device and accessory inventory 1,003 1,064 Prepaid expenses and other current assets 575 601 Total current assets 14,253 14,117 Property, plant and equipment, net 19,925 19,209 Goodwill 6,586 6,579 FCC licenses and other 41,309 40,585 Definite-lived intangible assets, net 2,465 3,320 Other assets 921 1,313 Total assets 85,459$ 85,123$ LIABILITIES AND EQUITY Current liabilities Accounts payable 3,409$ 3,281$ Accrued expenses and other current liabilities 3,962 4,141 Current portion of long-term debt, financing and capital lease obligations 3,429 5,036 Total current liabilities 10,800 12,458 Long-term debt, financing and capital lease obligations 37,463 35,878 Deferred tax liabilities 7,294 14,416 Other liabilities 3,483 3,563 Total liabilities 59,040 66,315 Stockholders' equity Common stock 40 40 Paid-in capital 27,884 27,756 Accumulated deficit (1,332) (8,584) Accumulated other comprehensive loss (236) (404) Total stockholders' equity 26,356 18,808 Noncontrolling interests 63 - Total equity 26,419 18,808 Total liabilities and equity 85,459$ 85,123$ NET DEBT* (NON-GAAP) (Unaudited) (Millions) 3/31/18 3/31/17 Total debt 40,892$ 40,914$ Less: Cash and cash equivalents (6,610) (2,870) Less: Short-term investments (2,354) (5,444) Net debt* 31,928$ 32,600$ 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78 79 80 81 82 83 84 85 86 87

SCHEDULE OF DEBT (Unaudited) (Millions) 3/31/18 ISSUER MATURITY PRINCIPAL Sprint Corporation 7.25% Senior notes due 2021 09/15/2021 2,250$ 7.875% Senior notes due 2023 09/15/2023 4,250 7.125% Senior notes due 2024 06/15/2024 2,500 7.625% Senior notes due 2025 02/15/2025 1,500 7.625% Senior notes due 2026 03/01/2026 1,500 Sprint Corporation 12,000 Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, and Sprint Spectrum Co III LLC 3.36% Senior secured notes due 2021 09/20/2021 3,063 4.738% Senior secured notes due 2025 03/20/2025 2,100 5.152% Senior secured notes due 2028 03/20/2028 1,837 Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, and Sprint Spectrum Co III LLC 7,000 Sprint Communications, Inc. Export Development Canada secured loan 12/17/2019 300 9% Guaranteed notes due 2018 11/15/2018 1,753 7% Guaranteed notes due 2020 03/01/2020 1,000 7% Senior notes due 2020 08/15/2020 1,500 11.5% Senior notes due 2021 11/15/2021 1,000 9.25% Secured debentures due 2022 04/15/2022 200 6% Senior notes due 2022 11/15/2022 2,280 Sprint Communications, Inc. 8,033 Sprint Capital Corporation 6.9% Senior notes due 2019 05/01/2019 1,729 6.875% Senior notes due 2028 11/15/2028 2,475 8.75% Senior notes due 2032 03/15/2032 2,000 Sprint Capital Corporation 6,204 Credit facilities PRWireless secured term loan 06/28/2020 182 Secured equipment credit facilities 2020 - 2021 527 Secured term loan 02/03/2024 3,960 Credit facilities 4,669 Accounts receivable facility 11/18/2019 2,411 Financing obligations 08/31/2021 150 Capital leases and other obligations 2018 - 2026 536 Total principal 41,003 Net premiums and debt financing costs (111) Total debt 40,892$ 79 80 81 82 83 84 85 86 87

NOTES TO THE FINANCIAL INFORMATION (Unaudited) (1) As more of our customers elect to lease a device rather than purchasing one under our subsidized program, there is a significant positive impact to EBITDA* and Adjusted EBITDA* from direct channel sales primarily due to the fact the cost of the device is not recorded as cost of equipment sales but rather is depreciated over the customer lease term. Under our device leasing program for the direct channel, devices are transferred from inventory to property and equipment and the cost of the leased device is recognized as depreciation expense over the customer lease term to an estimated residual value. The customer payments are recognized as revenue over the term of the lease. Under our subsidized program, the cash received from the customer for the device is recognized as revenue from equipment sales at the point of sale and the cost of the device is recognized as cost of equipment sales. During the three and twelve-month periods ended March 31, 2018, we leased devices through our Sprint direct channels totaling approximately $1,213 million and $4,884 million, respectively, which would have increased cost of equipment sales and reduced EBITDA* if they had been purchased under our subsidized program. The impact to EBITDA* and Adjusted EBITDA* resulting from the sale of devices under our installment billing program is generally neutral except for the impact from the time value of money element related to the imputed interest on the installment receivable. (2) During the fourth and first quarters of fiscal year 2017, the company recorded losses on dispositions of assets primarily related to cell site construction and network development costs that are no longer relevant as a result of changes in the company's network plans. Additionally, the company recorded a pre-tax non-cash gain related to spectrum swaps with other carriers. During the third quarter of fiscal year 2016, the company recorded losses on dispositions of assets primarily related to cell site construction and network development costs that are no longer relevant as a result of changes in the company's network plans. During the second quarter of fiscal year 2016 the company recorded a pre-tax non-cash gain of $354 million related to spectrum swaps with other carriers. (3) Severance and exit costs consist of lease exit costs primarily associated with tower and cell sites, access exit costs related to payments that will continue to be made under the company's backhaul access contracts for which the company will no longer be receiving any economic benefit, and severance costs associated with reduction in its work force. (4) During the first quarter of fiscal year 2017, we recorded a $5 million gain due to reversal of a liability recorded in relation to the termination of our relationship with General Wireless Operations, Inc. (Radio Shack). During the fourth quarter of fiscal year 2016, we terminated our relationship with Radio Shack and incurred net contract termination charges of approximately $27 million primarily related to cash termination payments and write-downs of leasehold improvements at associated retail stores that were shut down as of March 31, 2017. During the first quarter of fiscal year 2016, contract terminations primarily relate to the termination of our pre-existing wholesale arrangement with NTELOS Holding Corp. (5) During the fourth, third and first quarters of fiscal year 2017, litigation and other contingencies consist of reductions associated with legal settlements or favorable developments in pending legal proceedings as well as non-recurring charges of $51 million related to a regulatory fee matter. During the fourth and second quarters of fiscal year 2016, litigation and other contingencies consist of unfavorable developments associated with legal matters as well as federal and state matters such as sales, use or property taxes. (6) During the fourth, third and second quarters of fiscal year 2017 we recorded estimated hurricane-related charges of $7 million, $66 million and $34 million, respectively, consisting of customer service credits, incremental roaming costs, network repairs and replacements. (7) Sprint is no longer reporting Lifeline subscribers due to recent regulatory changes resulting in tighter program restrictions. We have excluded them from our customer base for all periods presented, including our Assurance Wireless prepaid brand and subscribers through our wholesale Lifeline mobile virtual network operators (MVNO). The table reflects the reclassification of the related Assurance Wireless prepaid revenue from Prepaid service revenue to Wholesale, affiliate and other revenue of $85 million and $360 million for the three and twelve-month periods ended March 31, 2017, respectively. Revenue associated with subscribers through our wholesale Lifeline MVNO's continue to remain in Wholesale, affiliate and other revenue following this change.

*FINANCIAL MEASURES *FINANCIAL MEASURES Sprint provides financial measures determined in accordance with GAAP and adjusted GAAP (non-GAAP). The non-GAAP financial measures reflect industry conventions, or standard measures of liquidity, profitability or performance commonly used by the investment community for comparability purposes. These measurements should be considered in addition to, but not as a substitute for, financial information prepared in accordance with GAAP. We have defined below each of the non-GAAP measures we use, but these measures may not be synonymous to similar measurement terms used by other companies. Sprint provides reconciliations of these non-GAAP measures in its financial reporting. Because Sprint does not predict special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, Sprint does not provide reconciliations to GAAP of its forward-looking financial measures. The measures used in this release include the following: EBITDA is operating income/(loss) before depreciation and amortization. Adjusted EBITDA is EBITDA excluding severance, exit costs, and other special items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by non-equipment net operating revenues for Wireless and Adjusted EBITDA divided by net operating revenues for Wireline. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because they are an indicator of the strength and performance of our ongoing business operations. While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent non-cash current period costs associated with the use of long-lived tangible and definite-lived intangible assets. Adjusted EBITDA and Adjusted EBITDA Margin are calculations commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the telecommunications industry. Postpaid ABPA is average billings per account and calculated by dividing postpaid service revenue earned from postpaid customers plus billings from installment plans and non-operating leases, as well as equipment rentals, by the sum of the monthly average number of postpaid accounts during the period. We believe that ABPA provides useful information to investors, analysts and our management to evaluate average postpaid customer billings per account as it approximates the expected cash collections, including billings from installment plans and non-operating leases, as well as equipment rentals, per postpaid account each month. Postpaid Phone ABPU is average billings per postpaid phone user and calculated by dividing service revenue earned from postpaid phone customers plus billings from installment plans and non-operating leases, as well as equipment rentals by the sum of the monthly average number of postpaid phone connections during the period. We believe that ABPU provides useful information to investors, analysts and our management to evaluate average postpaid phone customer billings as it approximates the expected cash collections, including billings from installment plans and non-operating leases, as well as equipment rentals, per postpaid phone user each month. Free Cash Flow is the cash provided by operating activities less the cash used in investing activities other than short-term investments and equity method investments. Adjusted Free Cash Flow is Free Cash Flow plus the proceeds from device financings and sales of receivables, net of repayments. We believe that Free Cash Flow and Adjusted Free Cash Flow provide useful information to investors, analysts and our management about the cash generated by our core operations and net proceeds obtained to fund certain leased devices, respectively, after interest and dividends, if any, and our ability to fund scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt and purchase or sale of investments. Net Debt is consolidated debt, including current maturities, less cash and cash equivalents and short-term investments. We believe that Net Debt provides useful information to investors, analysts and credit rating agencies about the capacity of the company to reduce the debt load and improve its capital structure.

SAFE SAFE HARBOR This release includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan”, “outlook,” “providing guidance,” and similar expressions are intended to identify information that is not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to our network, cost reductions, connections growth, and liquidity; and statements expressing general views about future operating results — are forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the development and deployment of new technologies and services; efficiencies and cost savings of new technologies and services; customer and network usage; connection growth and retention; service, speed, coverage and quality; availability of devices; availability of various financings, including any leasing transactions; the timing of various events and the economic environment. Sprint believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date when made. Sprint undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our company's historical experience and our present expectations or projections. Factors that might cause such differences include, but are not limited to, those discussed in Sprint Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017, and, when filed, its Annual Report on Form 10-K for the fiscal year ended March 31, 2018. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. About Sprint: Sprint (NYSE: S) is a communications services company that creates more and better ways to connect its customers to the things they care about most. Sprint served 54.6 million connections as of March 31, 2018 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; leading no-contract brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. Today, Sprint’s legacy of innovation and service continues with an increased investment to dramatically improve coverage, reliability, and speed across its nationwide network and commitment to launching the first 5G mobile network in the U.S. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.